As filed with the Securities and Exchange Commission on April 26, 2011
Registration No. 333-169861

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7 to
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Ventures Corp.
(Name of Small Business Issuer in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

42-1772663
(I.R.S. Employer Identification Number)

c/o Jacky Shenker
41 Chone Hamaagal Street
Elad 40800, Israel
Phone number: 972-542066024
Fax number: 972-542066024
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
John A, Cacchioli, Esq.
99 Tulip Avenue, Suite 108
Floral Park, New York 11001
Telephone No.: (516) 639-7676
Facsimile No.: (516) 328-8772

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	2,500,000	$0.03	$75,000	$6.00
Par value $0.0001
Per share

(1) Estimated pursuant to Rule 457 (o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Advanced Ventures does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated April 26, 2011

Advanced Ventures Corp.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.03 Per Share

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. The offering will commence promptly after the effective date of this Registration Statement and close no later than 180 days after such date. However, we may extend the offering for up to 90 days following the 180-day offering period.  We will pay all expenses incurred in this offering. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised.  We may need to file for protection under bankruptcy laws if we do not raise net proceeds of at least $46,000.  No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds to us will be $75,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by one of our officers and Directors. Such person will not be paid any commissions for such sales.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.  The purchasers in this offering may be receiving an illiquid security.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.  AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________ __, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
The Offering	6
Selected Summary Financial Data	7
RISK FACTORS	8
RISKS RELATING TO OUR COMPANY	8
Risks Relating to our Common Stock	13
Use of Proceeds	14
Percent of Net Proceeds Received	14
Determination of Offering Price	15
Dilution	15
Our Business	16
General Development	16
Business Summary and Background	17
THIRD-PARTY MANUFACTURERS	18
INTELLECTUAL PROPERTY	18
COMPETITION	18
Patent, Trademark, License & Franchise Restrictions	19
Contractual Obligations & Concessions	19
Employees	20
Transfer Agent	20
Research and Development	20
Description of Property	20
Management's Discussion	21
Plan of Operation	21
General Working Capital	22
Recently Issued Accounting Pronouncements	23
Off-Balance Sheet Arrangements	23
Inflation	24
Market for Common Equity	24
Related Stockholder Matters	24
Market Information	24
Security Holders	24
Dividend Policy	24
Directors, Executive Officers, Promoters	25
Control Persons	25
Audit Committee and Financial Expert	25
Code of Ethics	25
Potential Conflicts of Interest	25
Involvement in Certain Legal Proceedings	26
Executive Compensation	26
Option/SAR Grants	27
Long-Term Incentive Plans and Awards	27
Compensation of Directors	27
Employment Contracts, Termination of Employment	27
Change-in-control Arrangements	27
Certain Relationships and Related Transactions	27
Director Independence	28
Security Ownership of Certain Beneficial Owners and Management	28
Legal Proceedings	28
Description of Securities	29
Our Common Stock	29
Our Preferred Stock	29

Plan of Distribution	29
Right to Reject Subscriptions	31
Underwriters	31
Regulation M	31
Section 15(G) of the Exchange Act	31
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	32
Indemnification for Securities Act Liabilities	32
Legal Matters	32
Experts	32
Interest of Named Experts and Counsel	32
Available Information	33
Information Not Required in Prospectus	34
Signatures	36
Exhibit Table	37

Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on July 6, 2010 and are a development stage company. On July 27, 2010, we entered into an exclusive worldwide patent sale agreement (the "Patent Transfer and Sales Agreement") with Ilanit Appelfeld (the “Seller”), in relation to a patented technology, U.S. Patent Number: 6,743,209 (the “Patent”), for a catheter with a integral anchoring mechanism.  The patented technology has the potential to be adopted as a standard in all medical facilities, making a decisive contribution towards significantly and reliably securing a urethral catheter to the outside of a patient’s body in order to prevent or restrict undesirable movement or displacement of the catheter.  The invention concept is flexible enough that it can be applied to humans as well as to animals, thus further increasing the marketing potential for a product based on the Patent.

Based on the Patent, the Company believes that this apparatus will help prevent or restrict undesirable movement or displacement of a catheter. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.

The patent and technology were transferred to Advanced Ventures Corp. in exchange of payment to Ilanit Appelfeld of US $17,500 (seventeen thousand five hundred United States Dollars), according to the terms and conditions specified in the Patent Transfer and Sales Agreement related to  U.S. Patent Number: 6,743,209.

The invention that is the subject of the Patent is for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, resulting in a one-piece multipurpose combination construction unit. Once a working prototype has been developed, we will then license the manufacturing and related marketing and selling rights to a third party. As soon as the Company starts to raise equity (following the S-1 becoming effective), it will begin to use the raised proceeds to develop the working prototype.

Our principal offices are located at 41 Chone Hamaagal Street, Elad 40800, Israel. Our telephone number is 972542066024. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Advanced Ventures Corp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

As of December 31, 2010, our company has no cash and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares. The company has no full time employees and our two current officers/directors intend to devote approximately five hours per week to Advanced Ventures business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be $75,000.  There is no minimum offering and we can use the proceeds even before we raise a sufficient amount of offering proceeds to pay our current liabilities.  Because we can use the proceeds even before we raise a sufficient amount of offering proceeds to delay a bankruptcy filing, investors may lose their entire investment before they know whether we have raised sufficient proceeds to pay our current liabilities.  The expenses associated with this offering are estimated to be $21,500 or approximately 28.7% of the gross proceeds of $75,000 if all the shares offered by us are purchased.  Thus, the net proceeds from the offering if all of the shares offered are purchased would be $53,500.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering	3,000,000 shares

Shares of common stock being offered by us	2,500,000 shares

Total shares of common stock outstanding after the offering	5,500,000 shares

Gross proceeds	Gross proceeds from the sale of all 2,500,000 shares of our common stock being offered pursuant to this registration statement will be $75,000.

Use of Proceeds
The proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational valid prototype of our proposed product and to attempt to bring our proposed product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

Primary Market	Once we develop our catheter we intend to license the technology to third parties to manufacture and sell products based on our technology in the Israeli market.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Advanced Ventures Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operation" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(July 6, 2010)
Through
(December 31 2010)

Statement of Operations:

Total revenues	$-

Total operating expenses	$30,203

(Loss) from operations	$(30,203)

Net (loss)	$(30,203)

(Loss) per common share	$(0.01)

Weighted average number of common shares outstanding - Basic and diluted	2,966,480
.
As of
(December 31, 2010)

Balance Sheet:

Cash in bank	$300

Deferred Offering Costs	$20,000

$

Total current assets	$20,300

Total assets	$20,300

Total current liabilities	$50,203

Total liabilities	$50,203

Total stockholders' (deficit)	$(29,903)

Total liabilities and stockholders' (Deficit)	$20,300

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on July 6, 2010, for the purpose of engaging in the development, manufacture, and sale of a catheter with an integral anchoring means. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a catheter with an integral anchoring means, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop a valid prototype of our catheter with an integral anchoring mechanism.

We have never generated revenues. We intend to license the manufacture and distribution of a catheter with an integral anchoring means. We own the right to exploit the technology and patent for the new invention. However, our catheter with an integral anchoring means is not currently available for sale. We intend to develop a fully workable prototype, which can then be used to develop and manufacture the actual product. We will rely on third parties to develop workable prototypes and thereafter to manufacture and distribute  products based on our technology. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing a workable prototype of our catheter with an integral anchoring means. We cannot guarantee that we will ever be successful in developing a workable prototype or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
If we are unable to obtain funding for development of a valid prototype, we will have to delay development of our valid prototype and/or change our line of business, which could result in the loss of your total investment.

We currently have not completed development of our proposed product and we have no revenues.  We will not be able to execute our business plan unless and until we are successful in raising funds in this offering.  We anticipate that we will require the gross proceeds we hope to raise from the sale of shares offered under this offering in an amount of $75,000 to commence operations and continue our planned activities during the next twelve months.  We intend to use $8,500 of the gross proceeds to be raised in this offering to develop a workable prototype for our catheter with an integral anchoring means. As such, if we are unable to raise gross proceeds of at least $30,000, we will not have sufficient funds after payment of the offering costs to engage a manufacturing company to work with us to develop and manufacture a workable prototype. If we raise gross proceeds of only $30,000, we believe that while we will have funds available to develop and manufacture a prototype, we will need additional funds in order to bring the product to market. We expect the cost to develop and manufacture a prototype to be in the range of $8,500, which figure is based upon a quotation that we received from Eyal Artsiely.  If we need additional funds to develop and manufacture our prototype in excess of $8,500, then gross proceeds of $30,000 will not be sufficient to enable us to develop the prototype.   Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations or develop and manufacture its intended prototype.

4.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital following the development of a valid workable prototype for our catheter with an integral anchoring means in order to arrange for the licensing of the manufacture, marketing  and sale of products based on our technology. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise net proceeds of at least $46,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from July 6, 2010, through December 31, 2010, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on July 6, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $46,000 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

In addition, when we purchased the patent underlying our technology from Ilanit Appelfeld, an attorney and representative of a patent attorney firm involved in the purchase and resale of patents to interested companies that then develop products or commercialize the purchased patents, we were not aware of any other patents sold by Ms. Appelfeld or of any other companies that purchased patents from Ms. Appelfeld.  However, we have since learned that Ms. Appelfeld or her law firm has sold patents to several companies, including Crown Dynamics Corp., Dynamic Applications Corp., Dynamic Ventures Corp., and Global Dynamics Corp., and that Dynamic Ventures Corp. and Global Dynamics Corp. changed their business plans before the technology purchased had been commercialized.  The business plan of these companies initially disclosed that they intended to commercialize the technology that they acquired from Ms. Appelfeld or her law firm.  To our knowledge, none of these companies has yet to commercialize the technology that it acquired from Ms. Appelfeld or her law firm.  There is a substantial risk that we too may be required to change our business plan before the technology we purchased is commercialized.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.
As a development stage company, we may experience substantial cost overruns in developing our prototype and creating a strategy for future stages such as manufacturing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product .

We may experience substantial cost overruns in manufacturing and marketing our prototype and then in licensing the manufacture and marketing of the product itself, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product, governmental restrictions, and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to develop a prototype and begin manufacturing our proposed product, we cannot ensure that the final cost addition, if any, for this device will be found to be warranted and reasonable and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

9.	We will rely on third parties to develop a prototype and to manufacture our proposed product .

We will rely on third parties to develop a prototype and to work with us to manufacture the product. If we are unable to enter into manufacturing or distribution agreements, or if our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our product as planned. In addition, we may not be able to contract with third parties to manufacture our product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters, which would result in losses of sales and goodwill.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Catheters, in general, are part of an industry that competitive and although we believe our technology offers unique developments, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Based on our company’s initial research through both the Internet and trade journals, as well as through an extensive search through existing patents, we believe there is no one in the industry that has successfully brought a product like ours to market, nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

11.	Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

12.	Changing consumer preferences may negatively impact our business

The Company's success is dependent upon the ongoing need and appeal for a catheter with integral anchoring means. Consumer preferences with respect to such devices are continuously changing and are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our product will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance, willing to continue on a long term basis to adapt their standard use of catheters by including the use of the Company’s catheter with an integral anchoring means. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

13.
Because our Directors and officers have no experience in running a company that sells catheter with an integral anchoring means, they may not be able to successfully operate such a business which could cause you to lose your investment .

We are a development stage company and we intend to manufacture, market, and sell catheters with an integral anchoring means. Jacky Shenker and Rachel Feldstein, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and Officers have no experience in operating a company that sells catheters with an integral anchoring means. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

14.
Because Jacky Shenker and Rachel Feldstein have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Jacky Shenker and Rachel Feldstein, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

15.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 2,500,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 55% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

16.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could be filed which would prohibit or limit our ability to develop and market our catheter and integrating mechanism in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

18.	You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.
An Israeli court will not declare a foreign judgment enforceable if:
•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because   should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

19.	If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The catheters with integral anchoring means that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

20 .	We did not conduct due diligence regarding the inventors’ experience nor regarding what was involved in designing and patenting the technology .

We did not conduct due diligence regarding the inventors’ experience nor regarding what was involved in designing and patenting the technology that underlies the Patent.  We do not know whether the inventors had experience in the medical device field or whether they properly designed the technology.  Neither can we assure you that we will be able to develop the patented technology into a product.  Any failure in the design of the patented technology could have a material adverse affect on our business, financial condition, or results of operations.

21.	Clinical trials are expensive, time consuming, and difficult to design and implement, and it is unclear whether the results of such clinical trials will be favorable.

We have not commenced clinical trials of our proposed product.  Any clinical trials will be expensive and may be difficult to implement due to the number of patients and testing sites that may be required, and could be subject to delay or failure at any stage of the trials.  We currently intend for the licensees of our proposed product to bear the responsibility and cost of conducting clinical trials and obtaining the necessary Israeli Ministry of Health approvals.  Any delay or failure of, or adverse results from, clinical trials will likely increase the costs associated with selling our product and may require us to obtain additional funding in order to address such delays or failures.  And such delay, failure, or adverse results could make it much more difficult or expensive for us to obtain additional funding.  Similarly, human clinical trials for our proposed product will be expensive and difficult to design and implement, in part because they will be subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. We estimate that clinical trials of our proposed products will take at least several years to complete once initiated.  Furthermore, we and our licensees may encounter problems that could cause us or our licensees to abandon or repeat clinical trials, further delaying or preventing the completion of such trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;
•	lack of effectiveness during clinical trials;
•	slower than expected rates of patient recruitment;
•	inability to monitor patients adequately during or after treatment; and
•	inability or unwillingness of medical investigators to follow required clinical protocols.

In addition, we or the Israeli Ministry of Health may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the Israeli Ministry of Health finds deficiencies in our submissions or the conduct of these trials.

22.	The results of clinical trials may not support our product claims.

Even if clinical trials are completed as planned, we cannot be certain that their results will support our product claims. Even if pre-clinical testing and early clinical trials for a product are successful, this does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing or meet our expectations.  The clinical trial process may fail to demonstrate that our product is safe for humans or effective for indicated uses.  Any such failure would likely cause us to abandon the product.  Any delay in, or termination of, clinical trials will delay, and, ultimately, may preclude our ability to commercialize our product and generate product revenues.

23.	Our proposed product will be subject to government regulations and approvals which may delay or prevent its marketing and impose costly procedures upon our activities.

The Israeli Ministry of Health imposes substantial requirements upon preclinical and clinical testing, manufacturing and marketing of medical device products. Lengthy and detailed preclinical and clinical testing, validation of manufacturing and quality control processes, and other costly and time-consuming procedures are required.  Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the medical device product. The effect of government regulation may be to delay or to prevent marketing of potential products for a considerable period of time and to impose costly procedures upon our activities. The Israeli Ministry of Health may not grant approval on a timely basis, or at all, for our proposed product.  Success in preclinical or early stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit, or prevent regulatory approval.  If regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which a product may be marketed. Further, even after we or our licensees have obtained regulatory approval, later discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market.  Any delay in obtaining or failure to obtain regulatory approvals would make it difficult or impossible to market our products and would harm our business.

Risks Relating to our Common Stock

24.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

25.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

26.
We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

27.	The investors may sustain a loss of their investment based on the offering price of our common stock.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore arbitrary. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this offering may not reflect how the stock is received on the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

28.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by investors.   In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state.  Rachel Feldstein, our Secretary and director, resides outside of the United States, and initially intends to sell the offered securities to foreign investors.  Should she be unsuccessful in selling all of the offered securities to foreign investors, she may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements.  In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock.  We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement.  We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $21,500, $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds	$30,000	$45,000	$60,000	$75,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$8,500	$23,500	$38,500	$53,500

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	—	—	$6,800
Prototype development costs	$8,500	8,500	8,500	$8,500
Existing Liabilities	$—	7,200	7.200	7,200
SEC reporting, legal fees, accounting, auditing, and transfer agent fees	$—	7,800	22,800	30,000
Sales and Marketing	$—	—	—	$1,000
Total	$8,500	23,500	38,500	$53,500

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees related to the offering. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses. None of the proceeds from this offering will be used to pay the salaries or any other payments to our officers and directors.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately $30,000 per year to cover expenses for public reporting, legal fees, accounting, auditing, and transfer agent fees. The Company recognizes that if it does not raise net proceeds of at least $46,000 in this offering it will have to seek additional funds within twelve months to cover these expenses.  The $46,000 in net proceeds that we need to stay in business for twelve months is comprised of (i) $7,200 for existing liabilities, (ii) $8,500 for prototype development, and (iii) $30,000 for reporting and operating expenses.  While the existing liabilities on our balance sheet also include $22,950 in shareholder loans and $20,000 in deferred offering costs, the shareholders loans do not have a fixed repayment date and the deferred offering costs will be paid out of the gross proceeds from the offering.  The net proceeds from the offering will not be used to pay either of these liabilities.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Moreover, when we purchased the patent underlying our technology from Ilanit Appelfeld, an attorney and representative of a patent attorney firm involved in the purchase and resale of patents to interested companies that then develop products or commercialize the purchased patents, we were not aware of any other patents sold by Ms. Appelfeld or of any other companies that purchased patents from Ms. Appelfeld.  However, we have since learned that Ms. Appelfeld or her law firm has sold patents to several companies, including Crown Dynamics Corp., Dynamic Applications Corp., Dynamic Ventures Corp., and Global Dynamics Corp., and that Dynamic Ventures Corp. and Global Dynamics Corp. changed their business plans before the technology purchased had been commercialized.  The business plan of these companies initially disclosed that they intended to commercialize the technology that they acquired from Ms. Appelfeld or her law firm.  To our knowledge, none of these companies has yet to commercialize the technology that it acquired from Ms. Appelfeld or her law firm.  Thus, there is a substantial risk that we may be required to change the use of proceeds before the technology we purchased is commercialized.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2010, as adjusted to give effect to the receipt of net proceeds from the sale of 2,500,000 shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $21,500.  Dilution in  net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

The following table sets forth the relation dilution under each scenario of financing:

Shares Sold	1,000,000.0000	1,500,000.0000	2,000,000.0000	2,500,000.0000

Gross Proceeds less Offering Expenses	8,500.0000	23,500.0000	38,500.0000	53,500.0000

Historical Net Tangible Book Value before the Offering	-29,903.0000	-29,903.0000	-29,903.0000	-29,903.0000
Historical Net Tangible Book Value Per Share before the Offering	-0.0100	-0.0100	-0.0100	-0.0100
Historical Net Tangible Book Value after the Offering	-21,403.0000	-6,403.0000	8,597.0000	23,597.0000
Historical Net Tangible Book Value Per Share after the Offering	-0.0054	-0.0014	0.0017	0.0043
Increase per share to Existing Shareholders	-0.0055	-0.0015	0.0016	0.0042
Dilution Per Share to New Shareholders	0.0354	0.0314	0.0283	0.0257
Dilution Percentage to New Investors in the Offering	1.1784	1.0474	0.9427	0.8570

The following table sets forth as of December 31, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	55%	$300
New Investors	2,500,000	45%	$75,000
Total	5,500,000	100%	$75,300

Our Business

General Development

We were incorporated in Delaware on July 6, 2010 and we are a development stage company. We own the patented rights to a technology that includes the design for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, resulting in a one-piece multipurpose combination construction unit. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Advanced Ventures Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

A Patent Transfer and Sales Agreement was signed between Ilanit Appelfeld (the “Seller”), in relation to a patented technology on July 27, 2010, granting Advanced Ventures Corp. exclusive rights, title and interest in and to the Patent  (U.S. Patent Number: 6,743,209) and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter.  Ilanit Appelfeld is an attorney and the representative of a patent attorney firm that is involved in the purchase and resale of patents to interested companies that then develop products or commercialize the purchased patents.  We are not aware of any effort on the part of the inventors or the Seller to commercialize the Patent prior to our having purchased the Patent.

The invention, based on a patented technology, is a catheter with an integral anchoring mechanism. The device operates by an anchoring means, which is secured to the outside of a human or animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter, however only once  a working prototype of the apparatus is developed, will its  operating functionality be determined.

While there are other, somewhat similar patented devices (U.S. Pat. No. 3,730,187, U.S. Pat. No. 3,821,957, U.S. Pat. No. 4,230,110, U.S. Pat. No. 4,650,473 and U.S. Pat. No. 4,906,233 to Moriuchi) that use suture type retention devices in order to anchor a catheter tube to a patient's body, these suture retention devices are individually constructed components rather than a single unit. This different means additional manufacturing costs beyond the cost of the catheter tube itself and adds an additional fail-point by requiring assembly. Advanced Ventures’ technology takes a different approach to eliminate this fail-point. It focuses on the concept that it would be far more advantageous to approach the problem by providing a simple, safe, convenient and economical method of attaching urethral catheters to the outside of a human or animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructed and formed with the catheter tube itself during the manufacturing process. We believe this will result in a single, one-piece tapered construction unit that combines all the required functionalities.

The design and development of a commercial product will be carried out by specialist subcontractors offering expertise in several relevant disciplines, including plastics and metal, device design, operation and control, automation and mechanics, as required.

There are some manufacturers of a catheter with integral anchoring means. To be effective a catheter with integral anchoring means must be easy to use, must be cost effective. Moreover, a catheter with integral anchoring means should provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping and reducing the potential for bacterial growth and infection. With the foregoing in mind, our Company believes it would be advantageous to provide a catheter with an integral anchoring mechanism that overcomes added costs and maintenance issues associated with previous catheters with integral anchoring means.

U.S. Pat. No. 6,053,902, invented by Bestetti, involves an invention that is a catheter tube with an adjacent suturing rib "welded" to a funnel shaped head on the inlet end and is designed strictly for implantation in a blood vessel of a patient's body and not for urethral insertion. The main difference between the Bestetti invention and our technology is that our invention is designed for urethral insertion, which will be a solitary tapered one-piece construction unit from inlet to outlet with no breaks or divisions, thus not requiring any additional welding or other steps of manufacture. The Bestetti invention does not include a "tapered" catheter tube. Our technology suggests that the tapering is recommended for our invention because it should reduce pain in a urethral insertion procedure as the patient is generally not anesthetized and not undergoing surgery. Bestetti's catheter does not have a tapered outlet portion because the tapering is not required due to the fact that the patient is first anesthetized and the catheter is then surgically implanted in a blood vessel.  While these patents have been issued, to date, the Company is not aware of any competitive solutions and/or solutions related to these or other patents that have been successfully launched on the market to date.

In effect, while there may be other devices that are designed to anchor catheters with an integral means currently available on the market, none focus on a device that requires no assembly, that does not present a concern for the possibility of misplaced or missing parts not packaged during assembly, and that does not have a need for replacement of dropped part, etc.  Suturing, tying, or taping can immediately begin after finalizing catheter placement.  This tubular depression-shaped anchor member is in very limited contact with the patient’s body thus reducing the potential for bacterial growth and infection.

As explained in our Plan of Operation section, the Company needs approximately 3-6 months to develop the working prototype, after sufficient funds are raised to cover this expense. Once the prototype is successfully tested and operational and the product receives the necessary regulatory approvals, the Company estimates that it needs another 4-6 months to successfully bring the product to the market, as some of the stages can be done concurrently.

Our principal office is located c/o Jacky Shenker, 41 Chomne Hamaagal Street, Elad 40800, Israel. Our telephone number is 972542066024

Business Summary and Background

Advanced Ventures has acquired a catheter with an integral anchoring means which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter. The device operates by an anchoring means, which is secured to the outside of a human or other animal body by suturing, tying or taping to a tubular, depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter. To be effective a catheter with integral anchoring means must be easy to use and must be cost effective. Moreover, the Company believes that its catheter with integral anchoring means should greatly reduce bacterial growth. With the foregoing in mind, it would be greatly advantageous to provide catheter with an integral anchoring means that overcomes these costs and housekeeping problems associated with previous anchoring means, by operating with a standard catheter.

Based on the Patent, the Company believes that this apparatus will significantly reduce bacterial growth and infection. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.

Advanced Ventures’ device is based on attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions. The Company believes it would be more advantageous that this tubular depression-shaped anchor member of the catheter be integrally formed during manufacture with the forming of the overall catheter resulting in a one-piece urethral catheter construction unit. The former construction requires the manufacture and assembly of multiple components in order to produce an equal unit. The Company believes its "built-in" tubular depression-shaped anchor member of this catheter requires less production material than that of other patents thereby significantly reducing manufacturing costs. Also there are no individual or additional anchoring components to inspect, test, sterilize, package or distribute. The Company intends to develop a fully operational valid working prototype, which can then be used to develop and manufacture the actual product. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus. As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to develop the working prototype.

THIRD-PARTY MANUFACTURERS

We will rely on third parties to develop a prototype and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters. Finally, even if we succeed in approaching third-party manufacturers, it is currently unknown whether the additional cost of manufacturing via a third party will increase the overall cost of the device such that integration may not be cost-effective.

INTELLECTUAL PROPERTY

On July 27, 2010, we signed a Patent Transfer and Sales Agreement with Ilanit Appelfeld, in relation to a patented technology (U.S. Patent number: 6,743,209), wherein we purchased all rights, title and interest in, a receptacle catheter with integral anchoring means.  The Patent was issued on June 1, 2004 and will expire on June 6, 2022. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

COMPETITION

There are several manufacturers of similar catheters with integral anchoring means.  In order to accommodate the attachment of a suture to a urethral catheter tube or member thereof, many catheter designs use different types of suture retention means that are located on various mating components such as catheter wing members, catheter flange members, catheter collars, catheter hubs, slip on suture pads and grooved tube members.

For example U.S. Pat. No. 3,730,187 to Reynolds reflects a urethral catheter using a tube mounted securing collar that can be sutured to a patient's body. U.S. Pat. No. 3,821,957 to Riley describes a utility catheter with a tube mounted retention slide whose lugs permit suturing to a patient's body. The utility catheter of U.S. Pat. No. 4,230,110 to Beroff comprises a hub section that is suture pierceable allowing suture attachment to a patient's body. The adapter body shown in U.S. Pat. No. 4,650,473 to Bartholomew is a device that fits on the proximal end of a blood vessel catheter and has suture holes at its wing tips and in addition a saddle for looping a suture across and then to a patient's body. The "Tom Cat" urethral catheter made by Kendall Sovereign is supplied with a frictional fit slip-on winged suturing adapter with suture holes that permit suturing to a patient's body. The "Jackson" urethral cat catheter made by Jorgensen Laboratories, Inc. is supplied with a button with holes that serves as an attachment for suture retention to a patient's body. U.S. Pat. No. 4,906,233 to Moriuchi uses a sliding catheter tube sleeve with an annular groove for retaining sutures that will be attached to a patient's body for intravenous use. Similar patents include:  U.S. Pat. No. 5,423,763 to Helland and U.S. Pat. No. 5,584,874 to Rugland. These patents involve suture sleeves that slide over electrical lead catheters.

All of the aforementioned patents use suture type retention devices in order to anchor a catheter tube to a patient's body.  However, these suture retention devices are individually constructed components thereby associated with additional manufacturing costs beyond the cost of the catheter tube proper.   While each of the foregoing examples provide an anchoring mechanism, none provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

The Company believes its technology will provide a catheter device that will be constructed of plastic, rubber, glass, metal or other suitable materials. It is intended that this tubular depression-shaped anchor member of the catheter be integrally formed during manufacture with the forming of the overall catheter resulting in a one-piece urethral catheter construction unit. Similar patents require the manufacture and assembly of multiple components in order to produce an equal unit. The Company believes this "built-in" tubular depression-shaped anchor design of this catheter requires less production material than that of other inventions thereby reducing manufacturing costs. Lower cost is also anticipated because a single unified unit means there are no individual or additional anchoring components to inspect, test, sterilize, package or distribute.

Due to the simplistic design of the present invention, medical personnel will not find it necessary to assemble various parts, hunt for misplaced parts or replace dropped parts. Suturing, tying or taping can immediately begin after finalizing catheter placement. This tubular depression-shaped anchor member is in very limited contact with the patient's body thus reducing the potential for bacterial growth and infection. The attachment site on or at the body remains visible and accessible at all times and can easily be observed or cleansed. The absence of suture pads, suture buttons and the like allow air circulation to flow around the tubular depression-shaped anchor member. Due to its high visibility medical personnel should be able to easily sever sutures, ties or tape for urethral catheter repositioning or removal. However, until the Company can successfully develop a prototype and test it, the Company cannot currently estimate the full extent of the benefits to be gained from this apparatus.

The present invention (covered by patent number 6,743,209) is a catheter with integral anchoring means. The device provides a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

In effect, while there may be other devices that are designed with an integral anchoring means none currently available on the market, provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper during manufacture resulting in a single one-piece solitary tapered combination construction unit with no breaks or divisions.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

On July 27, 2010, we entered into a Patent Transfer and Sales Agreement for the purchase of the technology on which our catheters with integral anchoring means will be based. U,S. Patent Number: 6,743,209 was issued on June 1, 2004 and will expire on June 6, 2022. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

In addition, we are developing a website related to our product, which we intend to use to promote, advertise, and potentially market our invention, once the prototype and development stages are complete. We intend to full protect our invention and development stages with copyright and trade secrecy laws.

Employees

Other than our current Directors and officers, Jacky Shenker and Rachel Feldstein, we have no other full time or part-time employees. Our only employees, our Directors and officers, Jacky Shenker and Rachel Feldstein are expected to work approximately five hours per week. If and when we develop a prototype for our catheter with integral anchoring means, and are able to begin manufacturing and marketing a product, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

While the development of our proposed product is not subject to government approval, the testing, manufacture, and use of our proposed product will be subject to governmental regulations.  In Israel, the Ministry of Health (“MOH”) regulates new medical device product approvals to establish the safety and efficacy of proposed products.  The MOH also licenses and inspects medical device manufacturers, requiring manufacturers to meet internationally recognized cGMP standards.  Governments in other countries have similar requirements for the testing, manufacture, and use of new medical device products.

Our proposed product will require regulatory approval by governmental agencies prior to commercialization. In Israel, a unit of the MOH called the AMAR Division is responsible for registration and listing of medical device products prior to commercialization.  The manufacturer of a medical device that has not been approved by the regulatory authorities in another country (e.g., the FDA) is required to provide the AMAR Division with the following information and documents in order to obtain MOH approval: (i) ISO 9000/EN 46000 certification, (ii) a summary of the clinical trial files, (iii) a summary of the manufacturing and safety procedures, (iv) a risk analysis, and (v) the medical opinion of doctors who used the proposed medical device.  The AMAR Division does not automatically provide its approval.  The AMAR Division itself, and not a panel, reviews the information and documents.  The division may request additional information and documents as part of its review.  Not all medical devices are subject to the same type of review process.  For example, intrusive medical devices are subject to a different review than non-intrusive medical devices.  In the best case scenario, the review process may take three months from the filing of the required information and documents, but the process may take up to a year.  Various additional Israeli statutes and regulations also govern or influence the testing, manufacturing, safety, labeling, storage, record keeping, and marketing of medical device products.  The process of obtaining these approvals and the subsequent compliance with applicable statutes and regulations will require the expenditure of substantial time and financial resources.  We currently intend for our licensees and manufacturers to bear responsibility for obtaining the necessary approvals, including the applicable approval from the AMAR Division of the MOH.  Any delay or failure by us or our licensees and manufacturers to obtain regulatory approval could have a material adverse effect on our business in that failure to obtain approval will preclude commercialization of our proposed product.

Clinical Trials

Clinical trials are required to establish that proposed new medical devices are effective and improve the health of patients.  All clinical trials are based on a protocol which is a study plan that describes the type of people who may participate in the trial, the schedule of tests and procedures, and the length of the study.  All phases of clinical studies conducted in Israel must be conducted in accordance with the Public Health Regulations (Medical Experiments Involving Human Subjects, 1980, including amendments and addenda thereto) and the International Conference for Harmonization Good Clinical Practice Guidelines. The regulations stipulate that a medical trial on humans will only be approved after the Helsinki Committee at the hospital intending to perform the trial has approved the medical trial and notified the medical director at the hospital in writing. The Helsinki Committee will not approve the performance of the medical trial unless it is fully satisfied that it has advantages to the trial participants and society at large that justify the risk and inconvenience for the participants and that the medical and scientific information justifies the performance of the requested medical trial. The medical director also must be satisfied that the trial is not contrary to the Helsinki Declaration (the World Medical Association statement of ethical principles for medical research involving human subjects) or to other applicable regulations generally governing the hospital’s activities.  The Helsinki Declaration includes the following principles:  (i) the importance of the objective must outweigh the inherent risks and burdens to the patient; (ii) participation must be voluntary and based on informed consent; and (iii) every precaution must be taken to protect the privacy of the patient. We expect our licensees to bear responsibility for the performance of clinical trials.

If the applicable regulations are not followed, our proposed product will not receive MOH approval and we will not be permitted to commercialize our product.  In addition, a doctor or hospital that utilizes a medical device that has not been approved by the MOH may by be subject to fines and/or license suspension or revocation, and, if the behavior were willful, criminal penalties.

Research and Development

We have incurred costs minimal research and development expenses to date and have plans to undertake additional research and development activities during our first year of operation.

If we are able to raise funds in this offering, we will retain one or more third parties to design and manufacture   a prototype of our catheter. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Jacky Shenker, 41 Chone Hamaagal Street, Elad 40800, Israel. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion

Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired the technology and received a patent for catheter with integral anchoring means.

Although we have not yet engaged a manufacturer to develop a fully operational prototype of the catheter with integral anchoring means, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately 3-6 months to develop the working prototype of our product after sufficient funds are raised to cover this expense. The design and development of a commercial product will be carried out by specialist subcontractors offering expertise in several relevant disciplines, including the determination of which materials would be ideal for this construction. Currently, it is assumed that an expert in plastics and metal, device design, operation and control, sterilization, automation and mechanics manufacturing, computer and microcomputers, and others would be consulted.

Design and product development is divided into three individual stages:

a) Technical Concept/Definition (three months)

b) Engineering Specification (four months)

c) Engineering & Preparation for Production (six months)

If and when we have a viable prototype, depending on the availability of funds and after obtaining the necessary regulatory approvals, we estimate that we would need approximately an additional four to six months to bring this product to market. The four to six months period to bring our product to market commences from the time the product receives the necessary regulatory approvals as described above in the section titled “Existing or Probable Government Regulations,” which process may take several years.  Our objective is to manufacture the prototype  ourselves through third party sub-contractors and  then license the manufacturing rights to the product and related technology to third party manufacturers who would then assume responsibility for regulatory approvals, marketing and sales.

Depending on the relative success of this offering, we intend to use the funds realized from this offering to execute our plan of operation in accordance with the table in the Use of Proceeds section above.

If net proceeds of less than $46,000 are raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company. Once the S-1 becomes effective, the company may have to raise additional funds in order to meet its obligation and requirements under federal securities laws.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with developing a prototype and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the Company. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise gross proceeds of at least $30,000 from our offering we will not have sufficient funds to develop a prototype. If we are unable to raise net proceeds of at least $46,000, we may need to sell the Company or file for bankruptcy within twelve months from the effectiveness of this Registration Statement since we will not have sufficient funds to cover all of our existing liabilities and operating costs. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.  We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing, however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations.  The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $50,203 reflected in the Financial Statements as at December 31, 2010. In addition to the Use of Proceeds the Company will need to seek additional funding in order to satisfy its current liabilities and or receive additional advances and or loans from its directors in order to satisfy these liabilities and any future liabilities derived in the course of business which will be in addition to those expenses described in the Use of Proceeds section above

As of today the expenses from incorporation to date have been the acquiring of the patent, legal costs of incorporation, miscellaneous consulting and professional fees and accrued fees for the related offering.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and research and development activities

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of April 25, 2011, there were 3,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of April 25, 2011.

Name	Age	Positions and Offices Held

Jacky Shenkar	25	President and Director

Rachel Feldstein	23	Secretary and Director and Principal Financial and Accounting Officer

Our Directors hold office until the next annual meeting of our stockholders or until their successors is duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Jacky Shenker has been our President and Director since the Company’s inception in July 6, 2010.

Mr. Shenker earned his degree in Biblical science at the Academic School Ateret in Jerusalem, Israel in July 2008. From August 2008 until the present, Mr. Shenker has served as a vice president of a small investment boutique firm in Israel called OTC Equities Ltd., which is involved in assisting companies listed on the Over The Counter Bulleting Board with  raising equity and with their general business development needs.  Mr. Shenker is also currently continuing his academic studies and is studying for his MBA in Banking and Finance at Machon Lev – Jerusalem College of Technology, in Jerusalem, Israel.

The Board believes that Mr. Shenker should serve as a director of the Company because of his educational background – his advanced courses in banking and finance – , and his extensive experience with raising equity and business development.  The Board believes that Mr. Shenker’s experience and skills will enable him to assist the Company through its development stage and thereafter to achieve its goals and business objectives. At this critical stage, when the Company requires additional funding, the Board concluded that it was essential that at least one of the Company’s Directors have specific experience in raising equity.

Rachel Feldstein has served as our Secretary and Director and Principal Financial and Accounting Officer since July 6, 2010.

Rachel Feldstein obtained her accounting and finance degree from Ono Academic College, in Kiryat Ono, Israel in August 2008. From August 2008 through the present, Mrs. Feldstein has worked as an accounting controller at "Kemach", a Jerusalem-based human resources organization involved in the  placement of individuals throughout Israel.

The Board believes that Mrs. Feldstein should serve as a director of the Company because of her knowledge of accounting and finance and because of her administrative experience and skills, all of which enable her to provide oversight and direction to the Company, especially with regard to the efficient and economical use of funds raised from investors.  At this stage, when the Company will be required to operate on a limited budget, the Board concluded that it was imperative that at least one Director have an accounting/finance background and related experience.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to consider implementing such a code in 2011.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jacky Shenker
President and Director	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Rachel Feldstein
Secretary and Director and Principal Financial and Accounting Officer	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	We were incorporated on July 6, 2010.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On July 8, 2010, we issued 1,500,000 shares of our common stock to Mr. Jacky Shenker, our President and Director, for a payment of $150.  We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 8, 2010, we issued 1,500,000 shares of our common stock to Ms. Rachel Feldstein, our Secretary and Director and Principal Financial and Accounting Officer, for a payment of $150. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of February 22, 2011, loans from our two Directors and officers (Mr. Jacky Shenker and Ms. Rachel Feldstein) made in cash amounted to $22,950 ($11,475 each), and represented working capital advances, including $17,500 for the Patent acquisition

On July 10 and on October 17, 2010, Mr. Jacky Shenker, our President and Director, provided us with loans in the aggregate of $11,475. The loans are unsecured, non-interest bearing, and due on demand.  No formal written agreements regarding these loans were signed; however, it is documented in the accounting records of the Company.

On July 10 and on October 17, 2010, Ms. Rachel Feldstein, our Secretary, Director and Principal Financial and Accounting Officer, provided us with loans of $11,475. The loans are unsecured, non-interest bearing, and due on demand.  No formal written agreements regarding these loans were signed; however, it is documented in the accounting records of the Company.

Director Independence

According to Item 407(a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”  We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of April 25, 2011.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)(2)

Jacky Shenker 41 Chone Hamaagal Street, Elad, 40800 Israel	1,500,000	50%

Rachel Feldstein Pinhas Kahati 14 Jerusalem, Israel	1,500,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	3,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2) In the event that the offering is successful and we sell all of the 2,500,000 shares being offered, the holdings of each individual mentioned above will be reduced to 27.27% and the holdings of the group will be reduced from 100% to 54.54%.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of February 25, 2011, 3,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

As of April 25, 2011, there are two (2) stockholders of record holding a total of 3,000,000 shares of our common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  All of these 3,000,000 shares are held by our “affiliates”, as such term is defined in Rule 144, and as long as the Company is a non-reporting issuer may be sold in the public market commencing one year after their acquisition (i.e., July 8, 2011), subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.  If the Company becomes a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place.   Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i)  applies to us.  Therefore, our stockholders holding unregistered shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

Our Preferred Stock

We are not authorized to issue shares of preferred stock.

Plan of Distribution

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Ms. Rachel Feldstein who is an officer of the Company. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. Since she resides outside of the United States, she intends to offer these shares outside the United States to non-US investors.  Should she be unsuccessful in selling all of the shares in this offering to foreign investors, she may seek to sell these shares in the United States.  Should she choose to attempt to sell shares in the United States, she is aware that this will present challenges to the Company and may not be successful. These challenges include, but are not limited to, having to manage offices, directors, and officers in a foreign country, in this case, Israel, while being incorporated and being subject to all the relevant laws and rules of the United States.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer in the USA, within the preceding twelve (12) months ; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Rachel Feldstein is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be one of our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.  She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us, if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. After investors execute and deliver the subscription agreement with funds and we have accepted their subscriptions, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:
1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to " Advanced Ventures Corp ."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 12 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by John A, Cacchioli, Esq. regarding the common stock of Advanced Ventures Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

Experts

Our financial statements as of December 31, 2010, and for the period then ended and cumulative from inception (July 6, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information described in the registration statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the registration statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov .

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934 by promptly filing a Form 8-A after this registration statement becomes effective, we are not currently a reporting company.  Nevertheless, upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Advanced Ventures Corp.:

We have audited the accompanying balance sheet of Advanced Ventures Corp. (a Delaware corporation in the development stage) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2010, and from inception (July 6, 2010) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Ventures Corp. as of December 31, 2010, and the results of its operations and its cash flows for the period ended December 31, 2010, and from inception (July 6, 2010) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
January 23, 2011

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2010

As of
December 31,
2010

ASSETS

Current Assets:
Cash and cash equivalents	300
Deferred offering costs	$20,000

Total current assets	20,300

Total Assets	$20,300

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$27,253
Loans from related parties - Directors and stockholders	22,950

Total current liabilities	50,203

Total liabilities	50,203

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
(Deficit) accumulated during the development stage	(30,203)

Total stockholders' (deficit)	(29,903)

Total Liabilities and Stockholders' (Deficit)	$20,300

The accompanying notes to financial statements
are an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (JULY 6, 2010)

	Year Ended	Cumulative
	December 31,	From
	2010	Inception

Revenues	$-	$-

Expenses:
Filing fees	2,753	2,753
Transfer agent fees	1,800	1,800
Professional fees	6,650	6,650
Patent	17,500	17,500
Legal - incorporation	1,500	1,500

Total expenses	30,203	30,203

(Loss) from Operations	(30,203)	(30,203)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(30,203)	$(30,203)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,966,480

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 6, 2010)
THROUGH DECEMBER 31, 2010

			(Deficit)
			Accumulated
			During the
	Common stock		Development
	Shares	Amount	Stage	Totals

Balance - at inception	-	$-	$-	$-

Common stock issued for cash	3,000,000	300	-	300

Net (loss) for the period	-	-	(30,203)	(30,203)

Balance - Decmber 31, 2010	3,000,000	$300	$(30,203)	$(29,903)

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (JULY 6, 2010)

	Year Ended	Cumulative
	December 31,	From
	2010	Inception

Operating Activities:
Net (loss)	$(30,203)	$(30,203)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	27,253	27,253

Net Cash Used in Operating Activities	(22,950)	(22,950)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Proceeds from stock issued	300	300
Loans from related parties - directors and stockholders	22,950	22,950

Net Cash Provided by Financing Activities	23,250	23,250

Net (Decrease) Increase in Cash	300	300

Cash - Beginning of Period	-	-

Cash - End of Period	$300	$300

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

ADVANCED VENTURES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Advanced Ventures corp. (“Advanced Ventures” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on July 6, 2010. The business plan of the Company is to develop a commercial application of the design in a patent, “Catheter with integral anchoring means”. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2010, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2010, and expenses for the period ended December 31, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

(2)   Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of the design in a patent of an “Catheter with integral anchoring means”. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On July 27, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Catheter with integral anchoring means” for consideration of $17,500. The United States Patent number is 6,743,209.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of December 31, 2010, the Company accrued $20,000 of legal and audit fees as deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Patent

On July 27, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Catheter with integral anchoring means” for consideration of $17,500. The United States Patent number is 6,743,209. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was filed on June 1, 2004 and assigned to the Company on July 27, 2010.

(4)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2010, loans from related parties amounted to $22,950 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On July 8, 2010, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of December 31, 2010, the Company accrued $20,000 of legal and audit fees as deferred offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2010, was as follows (assuming a 23% effective tax rate):

2010

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$6,947
Change in valuation allowance	(6,947)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2010, as follows:

Loss carryforwards	$6,947
Less - Valuation allowance	(6,947)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2010, the Company had approximately $30,203 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits during the year ended December 31, 2010.

The Company will file income tax returns in the United States. All tax years are closed by expiration of the statute of limitations. The year ended December 31, 2010 is open for examination.

(7)  Related Party Transactions

As described in Note 4, as of December 31, 2010, the Company owed $22,950 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on July 8, 2010, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300.

(8)  Subsequent Events

Subsequent events have been evaluated through January 23, 2011, which is the date these financial statements were available to be issued.

“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our bylaws provide to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$6

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses ( recorded in the FS )	10,000

Legal fees and expenses ( recorded in the FS )	10,000

Total:	$21,506

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On July 8, 2010, we issued a total of 3,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Jacky Shenker	1,500,000

Rachel Feldstein	1,500,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel April 26, 2011.

Advanced Ventures Corp.

Date April 26, 2011	By:	/s/ Jacky Shenker
Jacky Shenker
President and Director (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Jacky Shenker	President and Director (Principal	April 26, 2011
Jacky Shenker	Executive Officer)

/s/Rachel Feldstein	Secretary and Director (and Principal	April 26, 2011
Rachel Feldstein	Accounting and Financial Officer )

Exhibit Table

EXHIBIT
NUMBER	DESCRIPTION

3.1*	Articles of Incorporation of the Company

3.2*	By-Laws of the Company

3.3*	Form of Common Stock Certificate of the Company

5.1*	Opinion of Legal Counsel

10.1*	Patent Transfer and Sales Agreement dated July 27, 2010

10.2*	Quotation from Eyal Artsiely

23.1	Consent of Weinberg and Baer, LLC.

23.2*	Consent of legal counsel (see Exhibit 5.1)

99.1*	Subscription Agreement

99.2*	Consent of Eyal Artsiely
* Previously filed